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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

            We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-101185, Form S-3 No. 333-99409, Form S-3 No. 333-68938, Form S-3 No. 333-93897, Form S-8 No. 333-82471, Form S-8 No. 333-64313, Form S-8 No. 333-63919) of our report dated February 5, 2004 (except for Notes 3 and 4, as to which the date is July 26, 2004), with respect to the consolidated financial statements and schedule of Simon Property Group, Inc. included in this Current Report on Form 8-K.

                      ERNST & YOUNG LLP

Indianapolis, Indiana
August 10, 2004

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Consent of Independent Registered Public Accounting Firm